LOAN AND STOCK PLEDGE AGREEMENT

     THIS LOAN AND STOCK PLEDGE AGREEMENT (the "Agreement"), entered into as of July 2, 2008, by and between 1ST UNITED BANCORP, INC., a Florida corporation (the "Borrower"), and SILVERTON BANK, N.A. (the "Lender").

     On the date hereof the Borrower is borrowing up to the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) from the Lender (the "Loan"), which will be evidenced by the Note as defined herein below. The Lender is willing to make the Loan to the Borrower on the terms and conditions described below. The Borrower and Lender agree that the payment and performance of all obligations relating to the Loan will be secured through the pledge to the Lender of one hundred percent (100%) of the issued and outstanding shares of capital stock owned or hereafter acquired by the Borrower (the "Stock") in 1st United Bank, a Florida banking corporation, having its main office at One North Federal Highway, Boca Raton, Florida 33432 (the “Bank”). Certain capitalized terms used in this Agreement are defined in Section 22 of this Agreement.

     In consideration of the premises and the mutual agreements and representations in this Agreement, the Lender and the Borrower agree as follows:

     1.     Security Interest.

     (a)    The Borrower hereby unconditionally grants and assigns to the Lender and its successors and assigns a continuing security interest in and security title to the Stock. The Borrower hereby delivers to the Lender all of its right, title and interest in and to the Stock, together with certificates representing the Stock and stock powers endorsed in blank, as security for (i) all obligations of the Borrower to the Lender hereunder, and (ii) payment and performance of all obligations of the Borrower to the Lender under the Note, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. If the Borrower receives, for any reason whatsoever, any additional shares of the capital stock of the Bank, such shares shall thereupon constitute Stock to be held by the Lender under the terms of this Agreement and the Borrower shall immediately deliver such shares to the Lender, together with stock powers endorsed in blank by the Borrower. Beneficial ownership of the Stock, including all voting, consensual and dividend rights, shall remain in the Borrower until the occurrence of a Default.

     (b)    The Amount of the Loan shall not exceed twenty five percent (25%) of Bank’s total equity. If, prior to repayment in full of the Loan, the amount of the Loan exceeds twenty five percent (25%) of Bank’s total equity, the Borrower shall either pay down the outstanding principal balance of the Loan or promptly deliver to the Lender on demand additional collateral of a type and value acceptable to the Lender (and the Lender's judgment in valuing same shall be conclusive) so that the sum of the value of such additional collateral plus the Stock is equal to or in excess of the aforementioned twenty five percent (25%). The Borrower shall also execute any security documents the Lender may request to evidence and perfect the Lender's rights in such additional collateral. If at any time such additional collateral is no longer required pursuant to this Section 1(b), the Lender shall release its security interest in such additional collateral upon the request of the Borrower.

     2.    Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

           (a)      The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is qualified to do business in all jurisdictions where such qualification is necessary. The Borrower is registered as a bank holding company with the Board of Governors of the Federal Reserve System and the Florida Department of Banking and Finance. The chief executive office of the Borrower and the principal place of business of the Borrower where the records of the Borrower are kept is One North Federal Highway, Boca Raton, Florida 33432 and the Borrower's U.S. employer identification number is 65-0925265.

           (b)      The Bank is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Borrower owns 100% of the Stock (consisting 537,710 Shares of 1st United Bank, represented by certificate Nos. 1) and there are no other outstanding shares of capital stock and no outstanding options, warrants or other rights, which can be converted into shares of capital stock of the Bank, and the Bank shall not issue any additional shares without the prior written consent of Lender, which shall not be unreasonably withheld. The Bank has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

           (c)      Each financial statement of the Borrower or any Subsidiary which has been delivered to the Lender presents fairly in all material respects the financial condition of the Borrower or such Subsidiary as of the date indicated therein and the results of its operations for the periods shown therein. There has been no material adverse change, either existing or threatened, in the financial condition or operations of the Borrower or any Subsidiary since the date of such financial statement.

           (d)      The Borrower has full power and authority to execute and perform the Financing Documents. The execution, delivery, and performance by the Borrower of the Financing Documents (i) have been duly authorized by all requisite action by the Borrower, (ii) do not violate any provision of law, and (iii) do not result in a breach of or constitute a default under any agreement or other instrument to which the Borrower or any Subsidiary is a party or which the Borrower or any Subsidiary is bound. Each of the Financing Documents constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms.

           (e)      Except for the security interest created by this Agreement, the Borrower owns the Stock free and clear of all liens, charges, and encumbrances. The Stock is duly issued, fully paid and non-assessable, and the Borrower has the unencumbered right to pledge the Stock.

           (f)      There is no action, arbitration, or other proceeding at law or in equity, or by or before any court, agency, or arbitrator, nor is there any judgment, order, or other decree pending, anticipated, or threatened against the Borrower or any Subsidiary or against any of their properties or assets which might have a material adverse effect on the Borrower, any Subsidiary, or their respective properties or assets, or which might call into question the validity or enforceability of the Financing Documents, or which might involve the alleged violation by the Borrower or any Subsidiary of any law, rule or regulation.

           (g)      No consent or other authorization or filing with or of any governmental authority or other public body on the part of the Borrower or any Subsidiary is required in connection with the Borrower's execution, delivery, or performance of the Financing Documents; or if required, all such prerequisites have been fully satisfied.

           (h)      None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds of the Loan) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, or any regulations issued pursuant thereto.

           (i)      The following are attached as exhibits hereto: true, correct and complete copies of (i) the Borrower's and the Bank's Articles of Incorporation as in effect as of the date hereof; (ii) certificates of existence/evidence of active status for the Borrower and the Bank issued by the Florida Secretary of State; (iii) the bylaws of the Borrower in effect immediately prior to the adoption of the resolutions referred to below (and such bylaws have not been further altered or amended and have been in full force and effect at all times since the adoption of such resolutions through the date hereof); (iv) the bylaws of the Bank as of the date hereof; (v) resolutions (the "Resolutions") of the Board of Directors of the Borrower duly adopted as of even date herewith via an Action By Written Consent. A quorum for the transaction of business has signed same and the Resolutions have been since adoption and are now in full force and effect and have not been modified in any respect. There have been no further amendments or other documents affecting or altering the Borrower's or the Bank's articles of incorporation since the date of the certifications referred to above through the date hereof except with respect to the acquisition of Equitable Financial Group, Inc., and the Borrower and the Bank have remained in valid existence under the laws of the State of Florida since such dates.

     3.      Affirmative Covenants. The Borrower agrees that so long as the Note is outstanding or this Agreement is in effect:

             (a)     The Borrower shall provide on a quarterly basis, as soon as practicable, and in any event within forty-five (45) days after the end of each quarter of Borrower’s fiscal year: (i) an internally generated consolidated financial statement of Borrower and Subsidiaries (consisting of profit and loss statement, balance sheet, cash flow statement and report on changes in stockholder’s equity), certified to the Lender by an authorized financial officer of the Borrower acceptable to the Lender; (ii) a Covenant Compliance Certificate as more particularly set forth herein below; and (iii) a copy of the quarterly and annual call report and any other quarterly regulatory reports and filings as required by any Governmental Authority having supervisory authority over the Borrower or any Depository Institution Subsidiary for each Depository Institution Subsidiary for the most recent calendar quarter and year. “Covenant Compliance Certificate” shall mean a certificate, in form and content satisfactory to the Lender, which shall: (a) set forth the various financial covenants and ratios which the Borrower and the Depository Institution Subsidiaries are required to comply with during the term of this Agreement; (b) contain calculations reflecting whether or not the Borrower or each Depository Institution Subsidiary, as the case may be, is in compliance with each such financial covenant or ratio requirement; (c) contain a statement as to whether or not the Borrower is in default under the Loan Agreement or any of the other Loan Documents, and, if the Borrower is in default, such statement shall indicate the nature thereof as well as the steps which Borrower proposes to take in order to cure said default; and (d) be certified to be true and correct by an authorized financial officer of the Borrower acceptable to the Lender.

             (b)     Borrower shall provide as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, year end audited consolidated financial statements of the Borrower (consisting of profit and loss statement, balance sheet, cash flow statement and report on changes in stockholders equity) that are examined and reviewed by a certified public accountant selected by Borrower and reasonably acceptable to Lender (Lender acknowledges Crowe Chizek as acceptable), together with the unqualified opinion of such accountant.

             (c)     Borrower will provide copies of all internal and external loan reviews within 30 days of issuance. Promptly upon receipt thereof, a copy of each other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary.

             (d)     Promptly upon transmission thereof, Borrower shall provide copies of all such financial statements, proxy statements, notices, and reports as it shall send to its stockholders and of all registration statements (with exhibits) and all reports which it is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of such Commission.

             (e)     Promptly upon receipt thereof, Borrower shall provide a copy of each other report submitted to the Borrower or any subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary.

             (f)     The Borrower and each Subsidiary shall punctually pay and discharge all taxes, assessments and other governmental charges or levies imposed upon it or upon its income or upon any of its property unless contested in good faith by appropriate proceedings.

             (g)     The Borrower and each Subsidiary shall comply in all material respects with all requirements of constitutions, statutes, rules, regulations, and orders and all orders and decrees of courts and arbitrators applicable to it or its properties.

             (h)     The Borrower shall quarterly notify the Lender of any change in executive management or the beneficial ownership of the Borrower's stock by executive officers, directors or 25% or greater shareholder of the Borrower.

             (i)     Upon Lender’s reasonable request, during regular business hours, and upon reasonable prior notice, the Borrower will allow the Lender to inspect its Books, to perform a review of the loan portfolio of each Subsidiary as deemed necessary, and to review internal and external loan review reports in a manner which is not unduly disruptive to the business of Borrower.

             (j)     The Borrower will maintain Debt Service Coverage of at least 1.25x calculated as set forth in Paragraph 22(d) herein below. This covenant shall be measured quarterly.

             (k)     Bank must maintain regulatory approval to provide dividends to Borrower necessary to adequately service the Loan.

             (l)      Bank is to maintain a pass rating from all of its governing regulatory agencies.

             (m)     In the event a trust preferred is issued, proceeds of the trust preferred are not expected to repay the principal of the Loan.

             (n)     Upon the Lender's written request, the Borrower shall provide any financial information, and/or other information and/or documentation as reasonably requested by the Lender, including without limitation, copies of SEC reports, including but not limited to, 10K reports, 10Q reports.

     4.     Negative Covenants. The Borrower agrees that so long as the Note is outstanding or this Agreement is in effect:

             (a)     Borrower’s Tier 1 Capital Leverage Ratio shall be “Adequately Capitalized”, and shall be measured quarterly.

             (b)     Borrower’s Tier 1 Risk Based Capital Ratio shall be “Adequately Capitalized”, and shall be measured quarterly.

             (c)     Subsidiary’s Tier 1 Capital Leverage Ratio shall be maintained as “Well Capitalized”, and shall be measured quarterly.

             (d)     Subsidiary’s Tier 1 Risk Based Capital Ratio shall be “Well Capitalized”, to be measured quarterly.

             (e)     Borrower’s Non-Performing Assets (defined as the sum of bank subsidiaries of (i) cash basis loans, (ii) loans 90 days or more past due, (iii) renegotiated loans plus, (iv) other real estate, plus (iv) other assets described as “other non-performing assets” on Borrower’s consolidated financial statements divided by the sum of (i) loans plus, (ii) other real estate, shall be less than 1.50%, measured quarterly.

             (f)     The Borrower will notify the Lender immediately of all significant changes in executive management.

             (g)     No dividend shall be paid by the Borrower if the Loan is in default or if the dividend would create a default without prior Lender approval.

             (h)     The Borrower shall not, directly or indirectly, become a guarantor of any obligation of, or an endorser of, or otherwise assume or become liable upon any notes, obligations, or other indebtedness of any other Person (other than a Subsidiary) except in connection with the depositing of checks in the normal and ordinary course of business.

             (i)     The Borrower shall not create, incur, assume or suffer to exist any indebtedness or Liabilities (other than this facility) for borrowed money, any indebtedness evidenced by notes, debentures or similar obligations or any conditional sales or title retention agreements or capitalized leases, which in any single case, or in aggregate, exceed One Million and 00/100 Dollars ($1,000,000.00), without the prior written consent of the Lender, which shall not be unreasonably withheld.

             (j)     The Borrower shall not permit any Subsidiary to issue, sell or otherwise dispose or part with control of any shares of any class of its stock (other than directors’ qualifying shares) except to the Borrower or a wholly-owned Subsidiary of the Borrower.

             (k)     The Borrower shall not sell or otherwise dispose or part with control of any of the Stock or any other securities or indebtedness of any Subsidiary, and the Borrower shall not pledge or otherwise transfer or grant a security interest in any of the capital stock or other securities or of its Subsidiary, except to Lender.

             (l)      The Borrower shall not outside the ordinary course of business, and shall not permit the Bank’s Subsidiary to, pledge any assets to any other Person without the prior written consent of the Lender.

             (m)    The Borrower and Subsidiary must not be in a situation requiring a material formal enforcement action by its Regulators as it relates to the financial condition of the Borrower and/or the Subsidiary.

     5.     Advances Under the Loan. The Lender shall not be obligated to make any advance of the Loan to the Borrower unless in each instance, at the time of each advance:

             (a)     All representations and warranties of the Borrower contained in this Agreement or the Note shall be true in all material respects on and as of the date of each advance of the Loan.

             (b)     The Borrower and each Subsidiary shall have performed in all material respects all their agreements and obligations required by the Financing Documents.

             (c)     No material adverse change shall have occurred in the Borrower's or any Subsidiary's condition (financial or otherwise), or in the business, properties, assets, liabilities, prospects, or management of the Borrower or any Subsidiary since the date of this Agreement.

             (d)     No Default or event which, with the giving of notice or passage of time (or both), would constitute a Default under the terms of this Agreement shall have occurred.

             (e)     All other matters incidental to the Loan shall be satisfactory to the Lender.

     6.     Default. A "Default" shall exist if any of the following occurs:

             (a)     Failure of the Borrower punctually to make any payment of any amount payable, whether principal or interest or other amount, on any of the Liabilities, whether at maturity, or at a date fixed for any prepayment or partial prepayment, or by acceleration, or otherwise, subject to applicable grace or cure periods.

             (b)     Any statement, representation, or warranty of the Borrower made in any of the Financing Documents or at any time furnished by or on behalf of the Borrower to the Lender shall be false or misleading in any material respect as of the date made.

             (c)     Failure of the Borrower punctually and fully to comply with (i) any of the covenants in Section 4 of this Agreement or (ii) any of the other covenants set forth in this Agreement if such failure under this clause (ii) is not remedied within thirty (30) days after notice from the Lender to the Borrower.

             (d)     The occurrence of a default under any other agreement to which the Borrower and the Lender are parties or under any other instrument executed by the Borrower in favor of the Lender.

             (e)     If the Borrower or any Subsidiary becomes insolvent as defined in the Georgia Uniform Commercial Code or makes an assignment for the benefit of creditors; or if any action is brought by the Borrower or any Subsidiary seeking dissolution of the Borrower or such Subsidiary or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property; or if the Borrower or any Subsidiary commences a voluntary case under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by the Borrower or any Subsidiary for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by the Borrower or any Subsidiary seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature.

             (f)     Any action is brought against the Borrower or any Subsidiary seeking dissolution of the Borrower or such Subsidiary or liquidation of any of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property, and such action is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within ninety (90) days of the date upon which it was instituted; or any proceeding under the Federal Bankruptcy Code is instituted against the Borrower or any Subsidiary and (i) an order for relief is entered in such proceeding or (ii) such proceeding is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within ninety (90) days of the date upon which it was instituted; or any reorganization or arrangement proceeding is instituted against the Borrower or any Subsidiary for the settlement, readjustment, composition, or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within ninety (90) days of the date upon which it was instituted; or any action or petition is otherwise brought against the Borrower or any Subsidiary seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature, or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within ninety (90) days of the date upon which it was brought.

             (g)     The Borrower or any Subsidiary is in default (or an event has occurred which, with the giving of notice or passage of time, or both, will cause the Borrower or any Subsidiary to be in default) on indebtedness to another Person, and the amount of such indebtedness exceeds Twenty Five Thousand and 00/100 Dollars ($25,000.00) or the acceleration of the maturity of such indebtedness would have a material adverse effect upon the Borrower or such Subsidiary.

             (h)     Any other material adverse change occurs in the Borrower's financial condition or means or ability to pay the Liabilities.

             (i)      Any cease and desist or other order has been threatened, noticed, or entered against the Borrower or any Subsidiary by any bank or bank holding company regulatory agency or body, or the Borrower or any Subsidiary enters into any form of memorandum of understanding, plan of corrective action, or letter agreement with any such regulatory agency or body, or any other regulatory enforcement action is taken against the Borrower or any Subsidiary relating to the capitalization, management, or operation of the Borrower or any Subsidiary.

             (j)     The Borrower or any Subsidiary is indicted or convicted or pleads guilty or nolo contendere or regulatory enforcement actions are initiated regarding any charge that the Borrower or such Subsidiary has violated any drug, controlled substances, money laundering, currency reporting, racketeering, or racketeering-influenced-and-corrupt-organization statute or regulations other forfeiture statute.

             (k)     The Borrower ceases to own one hundred percent (100%) of the issued and outstanding capital stock of the Bank.

             (l)     The Borrower or Subsidiary are placed under any regulatory enforcement action.

     7.     Remedies Upon Default. Upon the occurrence of a Default, the Lender shall be entitled, without limitation, to exercise the following rights at any time and from time to time, which the Borrower hereby agrees to be commercially reasonable, provided however, Borrower shall have thirty (30) days to cure said Default upon written notice:

             (a)     declare any of the Liabilities due and payable, whereupon they immediately will become due and payable (notwithstanding any provisions to the contrary, and without presentment, demand, notice or protest of any kind (all of which are expressly waived by the Borrower));

             (b)     (i) receive all amounts payable in respect of the Collateral otherwise payable to the Borrower; (ii) settle all accounts, claims, and controversies relating to the Collateral; (iii) transfer all or any part of the Collateral into the Lender's or any nominee's name; and (iv) execute all agreements and other instruments; bring, defend and abandon all actions and other proceedings; and take all actions in relation to the Collateral as the Lender in its sole discretion may determine;

             (c)     enforce the payment of the Stock and exercise all of the rights, powers and remedies of the Borrower thereunder, including the exercise of all voting rights and other ownership or consensual rights of the Stock (but the Lender is not hereby obligated to exercise such rights), and in connection therewith the Borrower hereby appoints the Lender to be the Borrower's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Lender deems advisable for or against all matters submitted to a vote of shareholders, and such power-of-attorney is coupled with an interest and irrevocable;

             (d)     sell, assign and deliver, or grant options to purchase, all or any part of or interest in the Collateral in one or more parcels, at any public or private sale at any exchange, any of the Lender's offices, or elsewhere, without demand of performance, advertisement, or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Borrower), for cash, on credit, or for other property, for immediate or future delivery without any assumption of credit risk, and for such price and on such terms as the Lender in its sole discretion may determine; the Borrower agrees that to the extent that notice of sale shall be required by law that at least five (5) business days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; the Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given; the Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned; the Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Loan or otherwise; at any such sale, unless prohibited by applicable law, the Lender may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption; and the Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

             (e)     appoint and dismiss managers or other agents for any of the purposes mentioned in the foregoing provisions of this Section 7, all as the Lender in its sole discretion may determine; and

             (f)     generally, take all such other action as the Lender in its sole discretion may determine as incidental or conducive to any of the matters or powers mentioned in this Section 7 and which the Lender may or can do lawfully and use the name of the Borrower for such purposes and in any proceedings arising therefrom.

     8.     Application of Proceeds. The proceeds of the public or private sale or other disposition of any Collateral hereunder shall be applied to (i) the costs incurred in connection with the sale, expressly including, without limitation, any costs under Section 11(a) hereof; (ii) any unpaid interest which may have accrued on any obligations secured hereby; (iii) any unpaid principal on any obligations secured hereby; and (iv) damages incurred by the Lender by reason of any breach secured against hereby, in such order as the Lender may determine, and any remaining proceeds shall be paid over to the Borrower or others as by law provided. If the proceeds of the sale or other disposition of the Stock are insufficient to pay all such amounts, the Borrower shall remain liable to the Lender for the deficiency.

     9.     Additional Rights of Secured Parties. In addition to its other rights and privileges under this Agreement, the Lender may exercise from time to time any and all other rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to the Lender under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral. The Borrower shall pay all of the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing its rights under this Agreement.

     10.    Return of Stock to Borrower. Upon payment in full of all principal and interest on the Note, the Lender shall return to the Borrower (i) all of the then remaining Stock and (ii) all rights received by the Lender as agent for the Borrower as a result of its possessory interest in the Stock.

     11.    Disposition of Stock by Agent. The Stock is not registered under the various federal or state securities laws and disposition thereof after default may be subject to prior regulatory approval and may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Borrower acknowledges that upon such disposition, the Lender may approach only a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Stock than if the Stock were registered pursuant to federal and state securities laws and sold on the open market. The Borrower, therefore, agrees that:

             (a)     if the Lender shall, pursuant to the terms of this Agreement, sell or cause any of the Stock to be sold at a private sale, the Lender shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of companies in the banking industry (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of the Lender's action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

             (b)     such reliance shall be conclusive evidence that the Lender has handled such disposition in a commercially reasonable manner.

     12.    Borrower's Obligations Absolute. The obligations of the Borrower under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any other remedies against the Borrower or any other Person, nor against other security or liens available to the Lender or its successors, assigns or agents. The Borrower hereby waives any right to require that an action be brought against any other Person or require that resort be had to any security or to any balance of any deposit account or credit on the books of the Lender in favor of any other Person prior to any exercise of rights or remedies hereunder, or to require resort to rights or remedies of the Lender in connection with the Loan.

     13.    Notices. Except as provided otherwise in this Agreement, all notices and other communications under this Agreement are to be in writing and are to be deemed to have been duly given and to be effective upon receipt by the party to whom they are directed. If sent by U.S. mail, first class, certified, return receipt requested, postage prepaid, and addressed to the Lender or to the Borrower at their respective addressees set forth below, such communications are deemed to have been delivered upon receipt.

If to the Lender:	SILVERTON BANK, N.A. 3284 Northside Parkway Atlanta, Georgia 30327 Attn: Jeffrey S. Neale, Senior Vice President

If to the Borrower:	1ST UNITED BANCORP, INC., a Florida corporation (Borrower) One North Federal Hwy. Boca Raton, Florida 33432 Attn: John Marino, President

     Either the Lender or the Borrower may, by written notice to the other, designate a different address for receiving notices under this Agreement; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent.

     14.    Binding Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia. This Agreement, together with all documents referred to herein, constitutes the entire Agreement between the Borrower and the Lender with respect to the matters addressed herein and may not be modified except by a writing executed by the Lender and delivered by the Lender to the Borrower. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

     15.    Participations. The Lender may at any time grant participations in or sell, assign, transfer or otherwise dispose of all or any portion of the indebtedness of the Borrower outstanding pursuant to the Financing Documents. The Borrower hereby agrees that any holder of a participation in, and any assignee or transferee of, all or any portion of any amount owed by the

Borrower under the Financing Documents (i) shall be entitled to the benefits of the provisions of this Agreement as the Lender hereunder and (ii) may exercise any and all rights of the banker's lien, set-off or counterclaim with respect to any and all amounts owed by the Borrower to such assignee, transferee or holder as fully as if such assignee, transferee or holder had made the Loan in the amount of the obligation in which it holds a participation or which is assigned or transferred to it. Notwithstanding the foregoing, in the event Lender decides to participate the Loan, Lender shall only participate with non-Florida lenders.

     16.    Loan Fee/Expenses. Borrower shall pay to Lender a Loan Fee in the annual amount of one-eighth of one percent (1/8%) which will be assessed quarterly on a per-annum basis based on the average unused portion of the Loan. Additionally, all reports and other documents or information furnished to the Lender under this Agreement shall be supplied by the Borrower without cost to the Lender. Further, the Borrower shall reimburse the Lender on demand for all reasonable out-of-pocket costs and expenses (including legal fees) incurred by the Lender in connection with the preparation, interpretation, operation, and enforcement of the Financing Documents or the protection or preservation of any right or claim of the Lender with respect to such agreements. The Borrower will pay all taxes (if any) in connection with the Financing Documents. The obligations of the Borrower under this section shall survive the payment of the Liabilities and the termination of this Agreement.

     17.    Indemnification. In addition to any other amounts payable by the Borrower under this Agreement, the Borrower shall pay and indemnify the Lender from and against all claims, liabilities, losses, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Lender may (other than as a result of the gross negligence or willful misconduct of the Lender) incur or be subject to as a consequence, directly or indirectly, of (i) any breach by the Borrower of any warranty, term or condition in, or the occurrence of any default under, any of the Financing Documents, including all fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (ii) the Lender's making, holding, or administering the Loan or the Collateral, (iii) allegations of participation or interference by the Lender in the management, contractual relations or other affairs of the Borrower or any Subsidiary, (iv) allegations that the Lender has joint liability with the Borrower or any Subsidiary for any reason, and (v) any suit, investigation, or proceeding as to which the Lender or such participant is involved as a consequence, directly or indirectly, of its execution of any of the Financing Documents, or any other event or transaction contemplated by any of the foregoing. The obligations of Borrower under this Section 17 shall survive the termination of this Agreement.

     18.    Right to Set-Off. Upon the occurrence of a Default hereunder, the Lender, without notice or demand of any kind, may hold and set off against such of the Liabilities (whether matured or unmatured) as the Lender may elect any balance or amount to the credit of the Borrower in any deposit, agency, reserve, holdback or other account of any nature whatsoever maintained by or on behalf of the Borrower with the Lender at any of its offices, regardless of whether such accounts are general or special and regardless of whether such accounts are individual or joint. Any Person purchasing an interest in debt obligations under this Agreement held by the Lender may exercise all rights of offset with respect to such interest as fully as if such Person were a holder of debt obligations hereunder in the amount of such interest.

     19.    Further Assurances. If at any time the Lender upon advice of its counsel shall determine that any further document shall be required to effect this Agreement and the transactions and other agreements contemplated thereby, the Borrower shall, and shall cause its Subsidiary to, execute and deliver such document and otherwise carry out the purposes of this Agreement.

     20.    Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof shall be deemed separate, distinct, and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

     21.    Binding Effect. All rights of the Lender under the Financing Documents shall inure to the benefit of its transferees, successors and assigns. All obligations of the Borrower under the Financing Documents shall bind its heirs, legal representatives, successors, and assigns.

     22.    Definitions.

             (a)     "Bank Subsidiary" means each banking Subsidiary of Borrower, now or hereafter in existence, including but not limited to the Bank.

             (b)     "Capital" means all capital or all components of capital, other than any allowance for loan and lease losses and net of any intangible assets, as defined from time to time by the primary federal regulator of the Borrower, the Bank, or the Subsidiary (as the case may be).

             (c)     "Collateral" means and includes all property assigned or pledged to the Lender or in which the Lender has been granted security interest or to which the Lender has been granted security title, whether under any of the Financing Documents or any other agreement, instrument, or document, and the proceeds thereof.

             (d)     “Debt Service Coverage” shall be calculated as the maximum dividend that may be paid by Bank to Borrower divided by the interest expense of the Loan. The maximum dividend is that which is permissible under any applicable federal regulatory constraints, and which also allows Borrower’s Subsidiary/Bank to maintain Tier 1 Capital Leverage and Tier 1 Risk Based Capital ratings of “Well Capitalized” (as defined by federal regulators).

             (e)     "Financing Documents" means and includes this Agreement, the Note, and all other associated loan and collateral documents including, without limitation, all guaranties, suretyship agreements, stock powers, security agreements, security deeds, subordination agreements, exhibits, schedules, attachments, financing statements, notices, consents, waivers, opinions, letters, reports, records, assignments, documents, instruments, information and other writings related thereto, or furnished by the Borrower to the Lender in connection therewith or in connection with any of the Collateral, and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

             (f)     "Liabilities" means all indebtedness, liabilities, and obligations of the Borrower of any nature whatsoever which the Lender may now or hereafter have, own or hold, and which are now or hereafter owing to the Lender regardless of however and whenever created, arising or evidenced, whether now, heretofore or hereafter incurred, whether now, heretofore or hereafter due and payable, whether alone or together with another or others, whether direct or indirect, primary or secondary, absolute or contingent, or joint or several, and whether as principal, maker, endorser, guarantor, surety or otherwise, and also regardless of whether such Liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, including without limitation the Note and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

             (g)     "Note" shall mean that certain Promissory Note With Revolving Feature dated as of July, 2 2008 in the maximum principal amount of Five Million and 00/100 Dollars ($5,000,000.00) and any amendments, extensions, renewals, modifications, or substitutions thereof or therefor in effect at any particular time.

             (h)     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             (i)     "Subsidiary" means the Bank Subsidiary and each other corporation for which the Borrower has the power, directly or indirectly, to direct its management or policies or to vote 25% or more of any class of its voting securities.

             (j)     "Tier 1 Risk Based Capital" means Tier 1 Risk Based Capital as defined by the capital maintenance regulations of the primary federal bank regulatory agency.

             (k)     "Tier 1 Capital Leverage" means the Tier 1 Capital Leverage as defined by the capital maintenance regulations of the primary federal bank regulatory agency.

             (l)     All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in effect from time to time.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals by and through their duly authorized officers, as of the day and year first above written.

BORROWER:

1ST UNITED BANCORP, INC., a Florida corporation

By:	/s/ John Marino
John Marino, President

[CORPORATE SEAL]

Witness: /s/ Karen Chandler Name: Karen Chandler Witness: /s/ Patricia A. Labelle Name: Patricia A. Labelle

I hereby certify that the representation and warranty contained in Section 2(i)(v) of this Agreement is true and correct.

By:	/s/ John Marino
NAME:	John Marino
TITLE:	CFO

(Signatures continue on following page)

LENDER:

SILVERTON BANK, N.A.

BY:	/s/ Jeffrey S. Neale
Jeffrey S. Neale, Senior Vice President

Witness: _________________ Name: Witness: _________________ Name:

EXHIBIT A

ARTICLES OF INCORPORATION
OF
1ST UNITED BANCORP, INC., a Florida corporation

EXHIBIT B

CERTIFICATE OF GOOD STANDING
OF
1ST UNITED BANCORP, INC., a Florida corporation

EXHIBIT C

BYLAWS
OF
1ST UNITED BANCORP, INC., a Florida corporation

EXHIBIT D

RESOLUTIONS
OF
1ST UNITED BANCORP, INC., a Florida corporation

EXHIBIT E

ARTICLES OF INCORPORATION
OF
1ST UNITED BANK, A FLORIDA BANKING CORPORATION

EXHIBIT F

CERTIFICATE OF CORPORATE EXISTENCE
OF
1ST UNITED BANK, A FLORIDA BANKING CORPORATION

EXHIBIT G

BYLAWS
OF
1ST UNITED BANK, A FLORIDA BANKING CORPORATION